© 2025 SEI® 1 Media Contact: Investor Contact: Leslie Wojcik Brad Burke SEI SEI +1 610-676-4191 +1 610-676-5350 lwojcik@seic.com bburke2@seic.com Pages: 2 FOR IMMEDIATE RELEASE SEI Appoints Karin Risi and Tom Naratil to Board of Directors Evolution of Leadership Supports SEI’s Transformation and Commitment to Long-term Growth OAKS, Pa., July 22, 2025 – SEI® (NASDAQ:SEIC) today announced that Karin Risi and Tom Naratil have been appointed to its Board of Directors, effective immediately. They join Executive Chairman Alfred P. West, Jr. and current directors Jonathan Brassington, William Doran, Carl Guarino, CEO Ryan Hicke, Kathryn McCarthy, and Carmen Romeo. Stephanie Miller has resigned as a member of SEI’s Board of Directors, effective July 22, 2025, to take a leadership role in the industry. Commenting on the Board’s evolution, West said: “We’re thrilled to welcome Karin and Tom to SEI’s Board of Directors, as they bring a breadth and depth of leadership experience and expertise across wealth management. I’m confident they will provide strategic insight that will be invaluable as we continue to transform our company and deliver long-term value to our clients and shareholders. “On behalf of the Board, we thank Stephanie for her services and wish her the best in her future endeavors.” Risi is as an Independent Director for HarbourVest Partners, a global private markets investment firm. She brings 30 years of experience leading revenue-generating businesses and strategic enterprise functions. She spent a majority of her career at Vanguard, where she most recently oversaw enterprise strategy, global investment product development, marketing, and communications. As a member of Vanguard’s executive team, Risi also led the firm’s $2.5 trillion Personal Investor and Wealth Management businesses and was responsible for the design and launch of Vanguard’s hybrid advisory platform. In addition to her board responsibilities, Risi will serve as a member of the Compensation and Nominating & Governance Committees. Press release.

© 2025 SEI 2 Naratil is an Operating Partner to Lightyear Capital, a private equity firm investing in the nexus of financial services and technology, healthcare, and business services. He is also a Finance Senior Fellow at the United States Military Academy, where he works with the Finance and Economics faculty to train future officers through scholarship, research, and discipline, focusing on teaching, coaching, and mentoring soldiers on personal finance. Prior to joining Lightyear Capital, Naratil’s 39-year career at UBS included serving as a member of UBS’ Group Executive Board, Co-President of Global Wealth Management and President of Wealth Management Americas, Group Chief Financial Officer, Group Chief Operating Officer, Chairman of UBS Americas Holding LLC, UBS Bank USA, and UBS Financial Services Inc. He will serve as a member of the Audit and Legal & Regulatory Oversight Committees in addition to his board responsibilities. Risi said: “SEI has a long track record of embracing innovation and delivering long-term value, and they continue to redefine enterprise solutions with scale and flexibility to better meet client needs. I look forward to working with the board and management team as they continue to innovate and help clients adapt to the rapidly changing dynamics of the asset and wealth management industry.” Naratil added: “There are seismic shifts happening across the industry, and capitalizing on those opportunities for growth is crucial to success in an increasingly competitive landscape. SEI’s ecosystem and unmatched breadth of capabilities can drive meaningful impact and empower investors. I’m excited to support Al, Ryan, and the board in delivering sustained growth for SEI’s stakeholders and shareholders.” Risi holds roles in several nonprofit organizations, serving as Trustee for Episcopal Academy and Business Advisor for Unite for HER. Naratil is a board member for three Lightyear Capital portfolio companies, including Allworth Financial, Prime Pensions, and Wren Sterling. He also serves as a member of the Board of Directors for KKR Private Equity Conglomerate, LLC (K-PEC). About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of March 31, 2025, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. ###